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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Trigen Energy Corporation

     We consent to incorporation by reference in the registration statements No. 333-4198 on Form S-3 and No. 33-83736 and No. 33-92468 on Form S-8 of Trigen Energy Corporation and subsidiaries of our report dated March 24, 1997, relating to the consolidated balance sheets of Trigen Energy Corporation and subsidiaries as of December 31, 1996, and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedules, which report appears in the December 31, 1996 Annual Report on Form 10-K of Trigen Energy Corporation. Our report on the consolidated financial statements refers to a change in accounting for the impairment of long-lived assets in 1995.

                                          KPMG Peat Marwick LLP

Stamford, CT
March 24, 1997